Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contact:

Clare Trachtman, (224) 948-3085

BAXTER REPORTS FIRST QUARTER 2016 RESULTS AND PROVIDES

UPDATED FINANCIAL OUTLOOK FOR FULL-YEAR 2016

Positive Sales Mix and Disciplined Expense Management Contribute to

Strong First Quarter Performance

Adjusted Earnings Per Share were $0.36;

First-quarter GAAP Earnings Per Share were $6.13

DEERFIELD, Ill., April 26, 2016 – Baxter International Inc. (NYSE:BAX) today reported results for the first quarter of 2016, and also increased its earnings per share outlook for full-year 2016. First quarter worldwide sales totaled $2.4 billion, an increase of 4 percent on a constant currency basis as compared to the prior year period. On a reported basis, sales declined 1 point as foreign exchange negatively impacted sales by five percentage points in the quarter.

“We are off to a strong start in 2016, with first quarter results exceeding our expectations,” said José (Joe) E. Almeida, chairman and chief executive officer. “Our new strategic framework focused on portfolio optimization, operational excellence and capital allocation is driving improved performance throughout the organization and is reflected in our increased financial outlook for the year. We are confident our strategy positions the company for sustainable growth and value creation for all our stakeholders.”

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BAXTER REPORTS FIRST QUARTER RESULTS — Page  2

During the quarter, Baxter achieved a number of operational, pipeline and commercial milestones in support of its strategy to accelerate profitable growth, including:

•

U.S. launch of ready-to-use VANCOMYCIN injection in 0.9% Sodium Chloride (Normal Saline) in 500 mg, 750 mg and 1 gram presentations. Baxter is the only manufacturer to offer VANCOMYCIN in a premixed presentation, which uses the company’s proprietary frozen GALAXY container technology. With this launch, Baxter now supplies VANCOMYCIN in both saline and dextrose presentations, providing additional therapy options for a critical antibiotic that has appeared periodically on the FDA Drug Shortage list. In addition, Baxter has now submitted to the FDA for review the third of the nine molecules expected to launch over the next several years.

•

CE marking for the expanded indication of HEMOPATCH in the European Union for tissue sealing and dura replacement in addition to hemostasis. The advanced surgical patch now has one of the broadest indications available for advanced surgical patches in Europe.

•	Japanese approval for the expanded use of our flowable hemostat FLOSEAL to include endoscopic surgery.

•

Marketing authorization in United Kingdom and Denmark, the initial of 20 country approvals sought in 2016 for NUMETA G13E, the only triple-chamber, commercially prepared parenteral nutrition system approved to meet the critical needs of vulnerable neonatal patients.

•

Enrollment of the first patient in the U.S. clinical trial for VIVIA, an investigational home hemodialysis (HD) system. The trial is designed to study more frequent, extended duration nocturnal home HD therapy (High Dose HD).

•

Retirement of approximately $3.7 billion of gross debt through utilization of a portion of the retained stake in Baxalta Incorporated (Baxalta) through two debt-for-equity exchanges. At the end of the quarter, Baxter held approximately 30.5 million Baxalta shares and currently intends to utilize this remaining equity through a contribution to its U.S. qualified pension plan and an equity-for-equity exchange. While subject to regulatory approval, both of these transactions are currently expected to be completed during the second quarter.

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BAXTER REPORTS FIRST QUARTER RESULTS — Page  3

Financial Results

During the quarter, Baxter reported income from continuing operations of $3.4 billion, or $6.13 per diluted share, on a GAAP (Generally Accepted Accounting Principles) basis. These results included an after-tax net gain of approximately $3.3 billion from the disposition of shares the company retained following the spin-off of Baxalta in July 2015. Partially offsetting these results were net after-tax special items totaling $109 million (or $0.20 per diluted share) primarily related to debt extinguishment, intangible asset amortization, Baxalta related spin-off costs and certain business optimization initiatives.

On an adjusted basis, excluding special items, Baxter’s first quarter income from continuing operations totaled $199 million, or $0.36 per diluted share, exceeding the company’s previously-issued guidance of $0.28 to $0.30 per diluted share.

Sales within the United States advanced 5 percent to $992 million, while international sales totaled $1.4 billion, representing a 4 percent increase on a constant currency basis, and a 5 percent decline on a reported basis. There was no impact on Baxter’s total sales growth in the quarter from U.S. cyclophosphamide.

By business, Hospital Products sales of $1.5 billion increased 4 percent on a constant currency basis and declined 1 percent on a reported basis. Hospital Products performance in the quarter benefited from strong sales of Baxter’s next-generation SIGMA SPECTRUM infusion pump and IV solutions in the United States as well as increased demand for the company’s injectable drug compounding services.

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BAXTER REPORTS FIRST QUARTER RESULTS — Page  4

Baxter’s Renal Products sales totaled $898 million, representing a 5 percent increase on a constant currency basis, and a 2 percent decline on a reported basis. Increased demand for peritoneal dialysis products and continuous renal replacement therapies contributed to sales growth in the quarter.

Financial Outlook

Based on the company’s strong first quarter performance, Baxter is raising its financial outlook for full-year 2016. Baxter now expects constant currency growth for full-year 2016 of approximately 3 percent, or approximately 4 percent after adjusting for increased U.S. competition for cyclophosphamide. On a reported basis, including the impact of foreign exchange, Baxter now expects sales to increase approximately 1 percent as compared to previous guidance of a decline of approximately 1 percent. In addition, the company now expects earnings from continuing operations, before special items, of $1.59 to $1.67 per diluted share for the full year as compared to previous guidance of $1.46 to $1.54 per diluted share.

For the second quarter, the company expects constant currency sales growth of approximately 4 percent, and on a reported basis, sales growth of approximately 2 percent. Baxter expects earnings from continuing operations, before special items, of $0.38 to $0.40 per diluted share for the second quarter of 2016.

The earnings guidance for the second quarter and full-year 2016 excludes approximately $1.94 and $8.01, respectively, per diluted share of realized gains related to the planned use of the Baxalta retained stake; $0.05 and $0.21,

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BAXTER REPORTS FIRST QUARTER RESULTS — Page  5

respectively, per diluted share of intangible asset amortization expense; an estimated $0.08 to $0.09 and $0.30 to $0.34, respectively, per diluted share related to business optimization and Baxalta separation-related expense activities; and $0.11 per diluted share of debt extinguishment loss and product related reserve adjustments for full-year 2016. These estimates are based on information reasonably available at the time of this release and future events or new information may result in different actual results. Reconciling for the inclusion of these items results in GAAP earnings of $2.18 to $2.21 per share for the second quarter of 2016 and $8.94 to $9.06 per diluted share for full-year 2016.

A webcast of Baxter’s first quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on April 26, 2016. Baxter will be hosting an investor conference on Monday, May 9, 2016 in New York City. The investor conference will feature an innovation hall displaying product and therapy advancements from Baxter’s pipeline beginning at 11:00 a.m. EDT and presentations by certain members of the Baxter executive team will begin at 1:00 p.m. EDT. To register for the conference and for more information visit http://www.cvent.com/events/2016-baxterinvestorconference/eventsummaryb89071f48e754416a83fd2187964dae0.aspx. Please see www.baxter.com for more information regarding these and future investor events and webcasts.

Baxter provides a broad portfolio of essential renal and hospital products, including home, acute and in-center dialysis; sterile IV solutions; infusion systems and devices; parenteral nutrition; biosurgery products and anesthetics; and pharmacy automation, software and services. The company’s global footprint and

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BAXTER REPORTS FIRST QUARTER RESULTS — Page  6

the critical nature of its products and services play a key role in expanding access to healthcare in emerging and developed countries. Baxter’s employees worldwide are building upon the company’s rich heritage of medical breakthroughs to advance the next generation of healthcare innovations that enable patient care.

This release includes forward-looking statements concerning the company’s financial results, business development activities, capital structure, cost savings initiatives, R&D pipeline including results of clinical trials and planned product launches, and outlook for 2016. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products, and the impact of those products on quality or patient safety concerns; product development risks; product quality or patient safety concerns; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; failures with respect to compliance programs; future actions of third-parties, including payers; US healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global, trade and tax policies; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits; fluctuations in supply and demand; the availability of acceptable raw materials and component supply; the inability to create timely production capacity or other manufacturing supply difficulties; the ability to achieve the intended results (including targeted margin improvements) associated with the separation of the biopharmaceutical and medical products businesses and the associated disposition of the company’s retained stake in Baxalta on a tax-free basis; the ability to complete the disposition of the remainder of the Baxalta retained stake on a tax-free basis (including as a result of delays in obtaining required regulatory approvals or the impact of recently issued US Treasury regulations on the proposed Baxalta – Shire plc merger);the ability to enforce owned or in-licensed patents or the patents of third parties preventing or restricting manufacture, sale or use of affected products or technology; the impact of global economic conditions; fluctuations in foreign exchange and interest rates (including with respect to emerging market currencies); any change in law concerning the taxation of income, including income earned outside the United States; actions taken by tax authorities in connection with ongoing tax audits; breaches or failures of the company’s information technology systems; loss of key employees or inability to identify and recruit new employees; the outcome of pending or future litigation; the adequacy of the company’s cash flows from operations to meet its ongoing cash obligations and fund its investment program; and other risks identified in Baxter’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements.

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BAXTER — PAGE  7

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended March 31, 2016 and 2015

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended March 31,
	2016		2015		Change

NET SALES	$ 2,375		$ 2,403		(1%	)

COST OF SALES	1,410		1,384		2%

GROSS MARGIN	965		1,019		(5%	)

% of Net Sales	40.6%		42.4%		(1.8 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	641		784		(18%	)
% of Net Sales	27.0%		32.6%		(5.6 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	136		143		(5%	)
% of Net Sales	5.7%		6.0%		(0.3 pts	)

OPERATING INCOME	188		92		104%

% of Net Sales	7.9%		3.8%		4.1 pts

NET INTEREST EXPENSE	28		30		(7%	)

OTHER INCOME, NET A	(3,169)		(86)		NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,329		148		NM

INCOME TAX (BENEFIT) EXPENSE	(58)		14		NM

% of Income from Continuing Operations before Income Taxes	-1.7%		9.5%		(11.2 pts	)

INCOME FROM CONTINUING OPERATIONS	3,387		134		NM

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX B	(7)		296		(102%	)

NET INCOME	$ 3,380		$ 430		NM

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 6.17		$ 0.25		NM

Diluted	$ 6.13		$ 0.24		NM

INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	-$ 0.01		$ 0.54		(102%	)

Diluted	-$ 0.01		$ 0.54		(102%	)

NET INCOME PER COMMON SHARE
Basic	$ 6.16		$ 0.79		NM

Diluted	$ 6.12		$ 0.78		NM

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	549		543
Diluted	552		548

ADJUSTED OPERATING INCOME (excluding special items)	$ 249	C	$ 161	C	55%

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 248	C	$ 217	C	14%

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 199	C	$ 187	C	6%

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 0.36	C	$ 0.34	C	6%

NM - Not Meaningful

A	Other Income, net for the period ended March 31, 2016 includes $3.2 billion net realized gains on the Retained Shares transactions and a $101 million net debt extinguishment loss.

B	Operating results from Baxalta are classified as discontinued operations for all periods presented.

C	Refer to page 8 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

BAXTER — PAGE  8

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended March 31, 2016 and 2015

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended March 31, 2016 and 2015 included special items which impacted the GAAP measures as follows:

	Three Months Ended March 31,
	2016	2015	Change

Gross Margin	$ 965	$ 1,019	(5%	)
Intangible asset amortization expense [1]	40	40
Business optimization items [2]	12	(7)
Product-related items [3]	(12)	—

Adjusted Gross Margin	$ 1,005	$ 1,052	(4%	)

% of Net Sales	42.3%	43.8%	(1.5 pts	)

Marketing and Administrative Expenses	$ 641	$ 784	(18%	)
Business optimization items [2]	(3)	(24)
Separation-related costs [4]	(18)	(12)

Adjusted Marketing and Administrative Expenses	$ 620	$ 748	(17%	)

% of Net Sales	26.1%	31.1%	(5 pts	)

Research and Development Expenses	$ 136	$ 143	(5%	)
% of Net Sales	5.7%	6.0%	(0.3 pts	)

Operating Income	$ 188	$ 92	104%
Impact of special items	61	69

Adjusted Operating Income	$ 249	$ 161	55%

% of Net Sales	10.5%	6.7%	3.8 pts

Other Income, Net	$ (3,169)	$ (86)	NM
Net realized gains on Retained Share transactions [5]	3,243	—
Loss on debt extinguishment [6]	(101)	—

Adjusted Other Income, Net	$ (27)	$ (86)	(69%	)

Pre-Tax Income from Continuing Operations	$ 3,329	$ 148	NM
Impact of special items	(3,081)	69

Adjusted Pre-Tax Income from Continuing Operations	$ 248	$ 217	14%

Income Tax (Benefit) Expense	$ (58)	$ 14	NM
Impact of special items	107	16

Adjusted Income Tax Expense	$ 49	$ 30	63%

% of Adjusted Pre-Tax Income from Continuing Operations	19.8%	13.8%	6 pts

Income from Continuing Operations	$ 3,387	$ 134	NM
Impact of special items	(3,188)	53

Adjusted Income from Continuing Operations	$ 199	$ 187	6%

Diluted EPS from Continuing Operations	$ 6.13	$ 0.24	NM
Impact of special items	(5.77)	0.10

Adjusted Diluted EPS from Continuing Operations	$ 0.36	$ 0.34	6%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	552	548

[1]

The company’s results in 2016 and 2015 included intangible asset amortization expense of $40 million ($29 million, or $0.05 per diluted share, on an after-tax basis) and $40 million ($32 million, or $0.06 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2016 included a net charge of $15 million ($10 million, or $0.02 per diluted share, on an after-tax basis) related to business optimization initiatives. This included a net charge of $4 million related to employee termination costs, $7 million of Gambro integration costs and $4 million of consulting fees and other costs associated with the company’s business optimization programs. The company’s results in 2015 included a business optimization net charge of $17 million ($12 million, or $0.02 per diluted share, on an after-tax basis) which included a net benefit of $1 million related to employee termination costs and $18 million related to the integration of Gambro.

[3]	The company’s results in 2016 included a benefit of $12 million ($7 million, or $0.01 per diluted share, on an after-tax basis) related to an adjustment to the SIGMA SPECTRUM infusion pump reserves.

[4]

The company’s results in 2016 and 2015 included costs incurred related to the Baxalta separation totaling $18 million ($12 million, or $0.02 per diluted share, on an after-tax basis) and $12 million ($9 million, or $0.02 per diluted share, on an after-tax basis), respectively.

[5]

The company’s results in 2016 included net realized gains of $3.2 billion ($3.3 billion, or $5.97 per diluted share, on an after-tax basis), related to the debt-for-equity exchanges of the company’s retained shares in Baxalta for certain company indebtedness (together the “Retained Shares transactions”). A tax benefit of $54 million was recognized as a result of the Retained Shares transactions.

[6]

The company’s results in 2016 included a net debt extinguishment loss totaling $101 million ($65 million, or $0.12 per diluted share, on an after-tax basis) related to the March 2016 debt-for-equity exchange for certain company indebtedness.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  9

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending March 31, 2016 and 2015

(unaudited)

($ in millions)

	Q1	Q1	% Growth @		% Growth @
	2016	2015	Actual Rates		Constant Rates

Renal
United States	$ 201	$ 186	8%		8%
International	697	727	(4%	)	5%
Total Renal	$ 898	$ 913	(2%	)	5%

Hospital Products
United States	$ 791	$ 759	4%		4%
International	686	731	(6%	)	3%
Total Hospital Products	$1,477	$1,490	(1%	)	4%

Baxter International Inc.
United States	$ 992	$ 945	5%		5%
International	1,383	1,458	(5%	)	4%
Total Baxter	$2,375	$2,403	(1%	)	4%

BAXTER — PAGE  10

BAXTER INTERNATIONAL INC.

Sales by Franchise

Periods Ending March 31, 2016 and 2015

(unaudited)

($ in millions)

	Q1	Q1	% Growth @		% Growth @
	2016	2015	Actual Rates		Constant Rates

Total Renal [1]	$ 898	$ 913	(2%	)	5%

Hospital Products
Fluid Systems [2]	$ 524	$ 493	6%		11%
Integrated Pharmacy Solutions [3]	556	564	(1%	)	3%
Surgical Care [4]	305	322	(5%	)	(2%	)
Other [5]	92	111	(17%	)	(14%	)
Total Hospital Products	$1,477	$1,490	(1%	)	4%

Total Baxter	$2,375	$2,403	(1%	)	4%

[1]	Includes sales of the company’s peritoneal dialysis, hemodialysis and continuous renal replacement therapies.

[2]	Includes sales of the company’s IV therapies, infusion pumps and administration sets.

[3]	Includes sales of the company’s premixed and oncology drug platforms, nutrition products and pharmacy compounding services.

[4]	Includes sales of the company’s inhaled anesthesia products as well as biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.

[5]	Includes sales primarily from the company’s pharmaceutical partnering business.

BAXTER — PAGE  11

BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International

Periods Ending March 31, 2016 and 2015

(unaudited)

($ in millions)

	Q1 2016			Q1 2015			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

Total Renal	$201	$ 697	$ 898	$186	$ 727	$ 913	8%		(4%	)	(2%	)

Hospital Products
Fluid Systems	$298	$ 226	$ 524	$232	$ 261	$ 493	28%		(13%	)	6%
Integrated Pharmacy Solutions	264	292	556	270	294	564	(2%	)	(1%	)	(1%	)
Surgical Care	181	124	305	186	136	322	(3%	)	(9%	)	(5%	)
Other	48	44	92	71	40	111	(32%	)	10%		(17%	)
Total Hospital Products	$791	$ 686	$1,477	$759	$ 731	$1,490	4%		(6%	)	(1%	)

Total Baxter	$992	$1,383	$2,375	$945	$1,458	$2,403	5%		(5%	)	(1%	)